As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0468420 (I.R.S. Employer Identification No.)

9530 Main Street

Clarence, New York 14031

(716) 270-1523
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Thomas L. James

Vice President, General Counsel and Secretary

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
John J. Wolfel, Esq.

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-195386

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.00001 per share	(1)(2)
Warrants	(1)(2)

Total	$2,936,357	$340.33

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the registration statement on Form S-3 (Registration No. 333-195386) of 22nd Century Group, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Company registered up to $45,000,000 of the Company’s securities. This registration statement is being filed to register an additional indeterminable amount of the Company’s common stock and warrants pursuant to Rule 462(b) under the Securities Act.
(2)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $14,681,789. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $2,936,357, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-195386) (the “Prior Registration Statement”) declared effective on June 5, 2014 by the Commission, and is being filed for the purpose of registering up to $2,936,357 additional aggregate dollar amount of shares of the Registrant’s common stock and warrants, in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clarence, New York, on this 14th day of October 2016.

22nd CENTURY GROUP, INC.

By:	/s/ Henry Sicignano, III
Henry Sicignano, III
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Henry Sicignano, III Henry Sicignano, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John T. Brodfuehrer John T. Brodfuehrer	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Alexander Dunn, Ph.D Joseph Alexander Dunn, Ph.D.	Director

/s/ James W. Cornell James W. Cornell	Director

/s/ Richard M. Sanders Richard M. Sanders	Director

/s/ Nora B. Sullivan Nora B. Sullivan	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Freed Maxick CPAs, P.C.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)